UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2006
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-022962 (Commission File Number)	22-3178468 (IRS Employer Identification No.)
14200 Shady Grove Road, Rockville, Maryland 20850-7464
(Address of principal executive offices)               (ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 18, 2006, Kevin Starr was appointed to serve on the Board of Directors (the “Board”) of the Company.
     Mr. Starr retired from his role at Millennium Pharmaceuticals, Inc. (“Millennium”) as Chief Operating Officer and Chief Financial Officer in 2003, and currently serves on the Boards of Directors and as chairman of the audit committees of Alnylam Pharmaceuticals, Inc., Konarka Technologies, Inc. and Vitae Pharmaceuticals, Inc. Mr. Starr also serves on the Board of Directors of Cambridge Savings Bank as well as its executive committee and board of investment. Before joining Millennium, Mr. Starr was corporate controller and head of finance at Biogen Inc. for seven years. Mr. Starr is also active in strategic consulting and biotech venture capital. Mr. Starr holds a B.A. in Mathematics and Business from Colby College, and an M.S. in Corporate Finance from Boston College.
     Mr. Starr will serve as a member of the audit committee of the Board. The Board has determined Mr. Starr to be an independent director and an audit committee financial expert under applicable rules.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On October 23, 2006, the Company’s Board of Directors adopted Amended and Restated By-laws (the “Amended and Restated Bylaws”) to supersede and replace the Company’s existing By-laws (the “Existing By-laws”). The Amended and Restated Bylaws primarily include revisions that reflect changes in the Delaware General Corporation Law since the Existing By-laws were last amended in May 1998, including, among other things, revisions that: (i) allow stockholders meetings to be held within or without the State of Delaware as designated by the Company’s Board of Directors or certain other officers; (ii) provide the annual meeting of the Company’s stockholders may be held on a date and time fixed by the Company’s Board of Directors; (iii) provide that meetings of the Company’s stockholders may be held by remote communication; (iv) provide for the giving of notice of board and stockholders meetings by electronic transmission; and (v) update the corporate indemnification obligations for the Company’s officers and directors, among others. A copy of the Amended and Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
3.1	Amended and Restated Bylaws, as amended, as of October 23, 2006

99.1	Press Release dated October 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: October 23, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws, as amended, as of October 23, 2006
Exhibit 99.1	Press Release dated October 19, 2006.